Exhibit 99.1

Mobileye Announces Change to its Board of Directors

JERUSALEM. March 7, 2024—Mobileye Global Inc. (Nasdaq: MBLY) today announced that Jon M. Huntsman, Jr. has resigned from Mobileye’s Board of Directors effective as of April 15, 2024, to accept a new executive management position.

Gov. Huntsman has served on Mobileye’s board since October 2022 as an independent director and member of the nominating and corporate governance committee.

“I am deeply thankful for Gov. Huntsman’s counsel while he served as a director of Mobileye during our new era as a publicly traded company,” said Professor Amnon Shashua, President and CEO of Mobileye. “The governor was a strong proponent of our business strategy and technological roadmap, and I wish him all the best for his next endeavors.”

“Jon has been a valuable member of the Board and we have appreciated his experience and thoughtful insights on matters around the world,” said Pat P. Gelsinger, chair of Mobileye’s Board of Directors. “On behalf of the Board, I would like to thank Jon for his service and commitment to Mobileye.”

“I have truly enjoyed my time on the board at Mobileye and would have continued serving were it not for my new role,” said Gov. Huntsman. “I strongly believe in Mobileye’s vision to improve road safety and the automotive industry globally through advanced technology.”

Upon Gov. Huntsman’s resignation, Mobileye will begin the process of recruiting a new independent director to serve on its Board of Directors.

About Mobileye Global Inc.

Mobileye (Nasdaq: MBLY) leads the mobility revolution with its autonomous driving and driver-assistance technologies, harnessing world-renowned expertise in computer vision, artificial intelligence, mapping, and data analysis. Since its founding in 1999, Mobileye has pioneered such groundbreaking technologies as REM™ crowdsourced mapping, True Redundancy™ sensing, and Responsibility Sensitive Safety (RSS). These technologies are driving the ADAS and AV fields towards the future of mobility – enabling self-driving vehicles and mobility solutions, powering industry-leading advanced driver-assistance systems and delivering valuable intelligence to optimize mobility infrastructure. To date, approximately 170 million vehicles worldwide have been built with Mobileye technology inside. In 2022 Mobileye listed as an independent company separate from Intel (Nasdaq: INTC), which retains majority ownership.

“Mobileye,” the Mobileye logo and Mobileye product names are registered trademarks of Mobileye Global. All other marks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. Statements in this release that are not statements of historical fact are forward-looking statements and should be evaluated as such. These statements often include words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast,” or the negative of these terms, and other similar expressions, although not all forward-looking statements contain these words. We base these forward-looking statements or projections on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances and at such time. You should understand that these statements are not guarantees of performance or results. The forward-looking statements are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those expressed in the forward-looking statements. Detailed information regarding these and other factors that could affect Mobileye’s business and results is included in Mobileye’s SEC filings, including the company’s Annual Report on Form 10-K for fiscal year 2023 and its Quarterly Reports on Form 10-Q, particularly in the sections entitled “Risk Factors.” Copies of these filings may be obtained by visiting our Investor Relations website at ir.mobileye.com or the SEC’s website at www.sec.gov.

Dan Galves
Investor Relations
investors@mobileye.com

Source: Mobileye Global Inc.

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